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                                    EXHIBIT A








                              AMENDED AND RESTATED


                                    FIVE-YEAR

                             COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT


                          Dated as of December 30, 1996


                                      among


                               DST SYSTEMS, INC.,


                            THE LENDERS NAMED HEREIN,

                                       and

     THE CHASE MANHATTAN BANK, as Syndication Agent and Administrative Agent















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         Page

                                                     i


                                TABLE OF CONTENTS


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         Page
                                                    iii


Article   Section                                                        Page

   I.     DEFINITIONS

          1.01 Defined Terms................................................. 1
          1.02 Terms Generally.............................................. 10

  II.     THE CREDITS

          2.01 Commitments.................................................. 11
          2.02 Loans........................................................ 11
          2.03 Competitive Bid Procedure.................................... 12
          2.04 Standby Borrowing Procedure.................................. 14
          2.05 Refinancings................................................. 15
          2.06 Fees......................................................... 15
          2.07 Repayment of Loans; Evidence of Debt......................... 15
          2.08 Interest on Loans............................................ 16
          2.09 Default Interest............................................. 16
          2.10 Alternate Rate of Interest................................... 17
          2.11 Termination, Reduction and Increase of Commitments........... 17
          2.12 Prepayment................................................... 18
          2.13 Reserve Requirements; Change in Circumstances................ 18
          2.14 Change in Legality........................................... 19
          2.15 Indemnity.................................................... 20
          2.16 Pro Rata Treatment........................................... 20
          2.17 Sharing of Setoffs........................................... 21
          2.18 Payments..................................................... 21
          2.19 Taxes........................................................ 21
          2.20 Termination or Assignment of Commitments Under
               Certain Circumstances........................................ 23
          2.21 Lending Offices and Lender Certificates;
               Survival of Indemnity........................................ 24

 III.     REPRESENTATIONS AND WARRANTIES

          3.01 Corporate Existence and Standing............................. 24
          3.02 Authorization and Validity................................... 24
          3.03 No Conflict; Governmental Consent............................ 24
          3.04 Compliance with Laws; Environmental and Safety
               Matters...................................................... 25
          3.05 Financial Statements......................................... 25
          3.06 No Material Adverse Change................................... 25
          3.07 Ownership of Properties...................................... 25
          3.08 Subsidiaries................................................. 25
          3.09 Litigation; Contingent Obligations........................... 25
          3.10 Material Agreements.......................................... 26
          3.11 Regulation U................................................. 26
          3.12 Investment Company Act....................................... 26
          3.13 Use of Proceeds.............................................. 26
          3.14 Taxes........................................................ 26
          3.15 Accuracy of Information...................................... 26
          3.16 Employee Benefit Plans....................................... 26
          3.17 No Undisclosed Dividend Restrictions......................... 27

  IV.     CONDITIONS OF LENDING

          4.01 All Borrowings............................................... 27
          4.02 Effectiveness................................................ 27

   V.     AFFIRMATIVE COVENANTS

          5.01 Conduct of Business and Maintenance of Properties............ 28
          5.02 Insurance.................................................... 28
          5.03 Compliance with Laws and Taxes............................... 28
          5.04 Financial Statements, Reports, etc........................... 28
          5.05 Other Notices................................................ 29
          5.06 Access to Properties and Inspections......................... 29
          5.07 Use of Proceeds.............................................. 30

  VI.     NEGATIVE COVENANTS

          6.01 Indebtedness................................................. 30
          6.02 Liens........................................................ 31
          6.03 Sale and Lease-Back Transactions............................. 32
          6.04 Mergers, Consolidations and Transfers of Assets.............. 32
          6.05 Transactions with Affiliates................................. 32
          6.06 Certain Other Agreements..................................... 32
          6.07 Certain Financial Covenants.................................. 33
          6.08 Margin Stock................................................. 33

 VII.     EVENTS OF DEFAULT................................................. 33

VIII.     THE AGENT......................................................... 35

IX.       MISCELLANEOUS

          9.01 Notices...................................................... 37
          9.02 Survival of Agreement........................................ 37
          9.03 Binding Effect............................................... 38
          9.04 Successors and Assigns....................................... 38
          9.05 Expenses; Indemnity.......................................... 40
          9.06 Right of Setoff.............................................. 41
          9.07 Applicable Law............................................... 41
          9.08 Waivers; Amendment........................................... 41
          9.09 Interest Rate Limitation..................................... 41
          9.10 Entire Agreement............................................. 42
          9.11 Waiver of Jury Trial......................................... 42
          9.12 Severability................................................. 42
          9.13 Counterparts................................................. 42
          9.14 Headings..................................................... 42
          9.15 Jurisdiction; Consent to Service of Process.................. 42
          9.16 Confidentiality.............................................. 43


Schedule 2.01            Commitments
Schedule 3.08            Subsidiaries
Schedule 3.09            Litigation
Schedule 3.17            Dividend Restrictions
Schedule 6.01            Indebtedness
Schedule 6.02            Liens

Exhibit A-1              Form of Competitive Bid Request
Exhibit A-2              Form of Notice of Competitive Bid Request
Exhibit A-3              Form of Competitive Bid
Exhibit A-4              Form of Competitive Bid Accept/Reject Letter
Exhibit A-5              Form of Standby Borrowing Request
Exhibit B                Administrative Questionnaire
Exhibit C                Form of Assignment and Acceptance
Exhibit D                Compliance Certificate
Exhibit E                Form of Confidentiality Agreement



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                                                                      1



                   AMENDED AND RESTATED FIVE-YEAR COMPETITIVE
              ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated
               as of December 30, 1996, among DST SYSTEMS, INC., a
               Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 (the "Lenders"), THE CHASE MANHATTAN BANK, as documentation agent, syndication agent, and administrative agent for the Lenders (in such capacity, the "Agent").

                  The Borrower has requested the Lenders and the Lenders, pursuant to the First Amendment to the Existing Credit Agreement (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I), have agreed to extend credit to enable the Borrower to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $105,000,000 at any time outstanding. The proceeds of such borrowings are to be used for general corporate purposes. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term borrowings by the Borrower. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.


                  Accordingly, the Borrower, the Lenders and the Agent agree as follows:

ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and in any case shall include, when used with respect to the Borrower or any Subsidiary, any joint venture in which the Borrower or such Subsidiary holds an equity interest.

                  "Agent's Fees" shall have the meaning assigned to such term in Section 2.06(c).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; the Prime Rate is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

                  "Attributable Debt" shall mean, in connection with a Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the lease) of the obligations of the Lessee for rental payments during the term of the Lease.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capitalized Lease Obligations" of any person shall mean the obligations of such person under any lease that would be capitalized on a balance sheet of such person prepared in accordance with GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

                  A "Change in Control" shall be deemed to have occurred if (i) at any time, less than 75% of the members of the board of directors of the Borrower shall be individuals whose election, or nomination for election by the Borrower's stockholders, was approved by a vote of at least 75% of the members of the board then still in office who are members of the board on the date hereof or (ii) at any time, any person, or any two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Borrower, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of the Borrower's then outstanding voting securities.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 hereto, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitments shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to
Section 2.11.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive   Bid   Accept/Reject   Letter"   shall   mean  a
notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03.
Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate
Loan.

                  "Confidential   Memorandum"   shall   mean  the   Confidential
Information Memorandum of the Borrower dated April 1995.

                  "Consolidated EBITDA" shall mean, for any period, the sum for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense,
(c) provision for income taxes and (d) any amount which in the determination of Consolidated Net Income has been deducted for depreciation expense or amortization expense, in each case determined in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense of the Borrower and the Consolidated Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period, the net income of the Borrower and the Consolidated Subsidiaries on a consolidated basis for such period but without giving effect to any extraordinary gains and gains from the sale of assets (other than in the ordinary course of business), determined in accordance with GAAP.

                  "Consolidated   Net  Worth"  shall  mean,   on  any  date  the
stockholders' equity of the Borrower and the Consolidated Subsidiaries on such date, computed and consolidated in accordance with GAAP.

                  "Consolidated Subsidiary" shall mean each Subsidiary the financial statements of which shall be required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

                  "Consolidated Total Assets" shall mean the total assets of the Borrower and the Consolidated Subsidiaries on a consolidated basis at any time, determined in accordance with GAAP.

                  "Consolidated Total Indebtedness" shall mean at any date all Indebtedness of the Borrower and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Coverage Ratio" shall mean the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "Environmental Lien" shall mean a Lien in favor of any governmental entity for (a) any liability under Federal or state environmental laws or regulations (including, without limitation, RCRA and CERCLA) or (b) damages arising from costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Existing Credit Agreement" shall mean the Three-Year Competitive Advance and Revolving Credit Facility Agreement dated as of May 5, 1995, among the Borrower, the Lenders party thereto, The Chase Manhattan Bank (as successor to Chemical Bank), as syndication agent, and The Chase Manhattan Bank, as administrative agent.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

                  "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                  "Eurodollar Standby Borrowing" shall mean a Borrowing comprised of Eurodollar Standby Loans.

                  "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

                  "Fee Letter" shall mean the letter agreement dated as of November 22, 1996 between the Borrower and the Agent.

                  "Fees" shall mean the Facility Fee, the Utilization Fee and the Agent's Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental  Authority" shall mean any Federal, state, local
or  foreign  court  or  governmental  agency,   authority,   instrumentality  or
regulatory body.

                  "Guarantee" of a person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other person, or agrees to maintain the net worth or working capital or other financial condition of any other person or otherwise assures any creditor of such other person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such person in connection with any application for a Letter of Credit. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Indebtedness" of any person shall mean, without  duplication,
(a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes, acceptances, equipment trust certificates or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such person's business on terms customary in the trade, (d) all obligations of such person, whether or not assumed, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or payable out of the proceeds or production from property owned or acquired by such person, (e) Capitalized Lease Obligations of such person, (f) all Guarantees by such person of Indebtedness of others and (g) any other obligations or securities which such person is directly or indirectly obligated to repay, redeem, retire, extinguish or repurchase (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any person other than the issuer thereof or (iii) upon the occurrence of a condition not solely within the control of the issuer thereof or obligor thereon, such as a redemption out of future earnings. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing and
(c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Letter of Credit" of a person shall mean a letter of credit or similar instrument that is issued upon the application of such person or upon which such person is an account party or for which such person is in any way liable.

                  "Leverage Ratio" shall mean the ratio of (a) Consolidated Total Indebtedness to (b) the sum of Consolidated Total Indebtedness and Consolidated Net Worth.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing the Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                  "Loan Documents" shall mean this Agreement and the Fee Letter.

                  "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Maturity Date" shall mean December 19, 2001.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer   Plan"   shall   mean   a  Plan   that   is  a
"multiemployer plan" as defined in Section 4001(a)(3) of ERISA as to which the Borrower or any member of the Controlled Group may have any liability.

                  "Multiple Employer Plan" shall mean a Plan that is a single-employer plan which has two or more contributing sponsors at least two of whom are not under common control or who made contributions under such Plan during the preceding five years.

                  "Obligations" shall mean all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid Fees and all other obligations of the Borrower to the Lenders or to any Lender or the Agent arising under the Loan Documents.

                  "OTI" shall mean Output Technologies, Inc., a Missouri corporation.

                  "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

                  "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time.

                  "Register" shall have the meaning given such term in
Section 9.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan (other than a Multiemployer Plan), excluding, however, such events as to which the PBGC by regulation or by technical update waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

                  "Required Lenders" shall mean, at any time, (a)(i) the Agent and Lenders in the aggregate holding at least 50% of the Total Commitment or
(ii) for purposes of acceleration pursuant to clause (ii) of Article VII or if the Total Commitment has been terminated, the Agent and Lenders in the aggregate holding at least 50% of the aggregate unpaid principal amount of the Loans or
(b)(i) Lenders in the aggregate holding at least 66-2/3% of the Total Commitment or (ii) for purposes of acceleration pursuant to clause (ii) of Article VII or if the Total Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Sale and Leaseback Transaction" shall have the meaning assigned to such term in Section 6.03.

                  "Significant Subsidiary" shall mean, on any date of determination, each of (a) DST Realty, Inc., a Missouri corporation, (b) OTI, and (c) any other Subsidiary the assets of which represent on such date more than 10% of the consolidated total assets of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP; provided that if on any date the assets of Subsidiaries which on such date are not Significant Subsidiaries (the "Nonsignificant Subsidiaries") represent in the aggregate more than 25% of Consolidated Total Assets, the Borrower may designate by written notice to the Agent one or more of such Nonsignificant Subsidiaries as Significant Subsidiaries in order that the assets of the Nonsignificant Subsidiaries after such designation do not represent in the aggregate more than 25% of Consolidated Total Assets.

                  "S&P" shall mean Standard and Poor's Ratings Group.

                  "Specified Subsidiary" shall mean, at any time, a Subsidiary, the total assets of which exceed at such time 3% of the total assets of the Borrower and the Consolidated Subsidiaries, determined in accordance with GAAP.

                  "Standby Borrowing" shall mean a borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include any imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefits of or credit for proration, exemptions or offsets. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" shall mean, with respect to any person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held.

                  "Subsidiary" shall mean any subsidiary of the Borrower.

                  "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in Section 3.02.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                  "Unfunded Liabilities" shall mean, on any date of determination, (a) in the case of Multiemployer Plans and Multiple Employer Plans, the liability of the Borrower and the Subsidiaries if they were to incur a complete withdrawal from each such plan and (b) in the case of all other Plans, all "unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA .

                  "Utilization Fee" shall have the meaning assigned to such term in Section 2.06(b).

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05. In the event that any change in GAAP materially affects any provision of this Agreement, the parties hereto agree that, at the request of the Borrower or the Required Lenders, they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and, following any such request, until such amendment becomes effective, the Borrower's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (a) at no time shall
(i) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (ii) the Total Commitment, and
(b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04. Each Lender's Commitment is set forth opposite its respective name in Schedule
2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11.

                  Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than thirteen separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver, telex or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that
(i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request and shall be in a minimum principal amount of $5,000,000, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

                  (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

                  (h) All Notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                  SECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, the Borrower shall hand deliver or telecopy to the Agent in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing;
(ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.05. Refinancings. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby
Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and
(iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower.

                  SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") at a rate per annum equal to 0.085% on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                  (b) For any day on which the outstanding principal amount of the Loans shall be greater than 50% of the Total Commitment under this Agreement, the Borrower shall pay to each Lender a fee (the "Utilization Fee") equal to 0.050% per annum (computed on the basis of the actual number of days elapsed in a year of 360 days) on the amount of such Lender's outstanding Loans on such day. The Utilization Fee, if any, in respect of any quarter shall be paid in arrears to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date and in the event such Lender's Commitment is terminated other than on one of the aforementioned quarterly dates, then the Utilization Fee shall be paid on the next succeeding quarterly date.

                  (c) The Borrower agrees to pay the Agent, for its own account, the fees (the "Agent's Fees") at the times and in the amounts previously agreed by the Borrower and the Agent.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. The outstanding principal balance of each Competitive Loan and Standby Loan shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Competitive Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement. The Agent shall maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof. The entries made in the accounts maintained pursuant to this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner (i) affect the obligations of the Borrower to repay the Loans in accordance with their terms or (ii) cause the Borrower's obligations to be greater than they would have been absent such failure or error.

                  SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 0.115%, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted LIBO Rate and the LIBO Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

                  (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender of such determination.

                  (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

                  SECTION 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

                  SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to
Section 2.03 shall be of no force and effect and shall be denied by the Agent and (ii) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event of any such determination, the Lenders shall negotiate with the Borrower, at its request, as to the interest rate which the Loans comprising such an ABR Borrowing shall bear; provided that such Loans shall bear interest as provided in Section 2.08(b) pending the execution by the Borrower and the Lenders of a written agreement providing for a different interest rate. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.11. Termination, Reduction and Increase of Commitments. (a) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

                  (b) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the
Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  (c) The Borrower may from time to time, by notice to the Agent (which shall promptly deliver a copy to each of the Lenders), request that the Total Commitment be increased by an amount that is not less than $5,000,000 and will not result in the Total Commitment under this Agreement exceeding $125,000,000. Each such notice shall set forth the requested amount of the increase in the Total Commitment and the date on which such increase is to become effective (which shall be not fewer than 20 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its ratable share, based on the amounts of the Lenders' Commitments, of the requested increase in the Total Commitment. Each Lender shall, by notice to the Borrower and the Agent given not more than 10 Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment). In the event that, on the 10th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount, provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Agent shall reasonably specify to evidence its status as a Lender hereunder. If (and only if) Lenders (including Augmenting Lenders) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $5,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Lender) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in paragraphs (b) and (c) of
Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower.

                  SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but  otherwise  without  premium or  penalty.  All  prepayments  under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.13. Reserve  Requirements;  Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal or applicable lending office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the direct cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                  (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall  exercise its rights under (i) or (ii) above,  and
(x) all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans and (y) such Lender shall negotiate with the Borrower, at its request, as to the interest rate which such ABR Loans shall bear; provided that such Loans shall bear interest as provided in Section 2.08(b) pending the execution by the Borrower and such Lender of a written agreement providing for a different interest rate.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance or continue any Loan hereunder, for any reason other than a default by such Lender, after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to
Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (assumed to be the Adjusted LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be.

                  SECTION 2.16.  Pro Rata  Treatment.  Except as required  under
Section 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Utilization Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of the Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in dollars to the Agent at its offices at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10005, in immediately available funds.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or in which its applicable lending office is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without interest; provided that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (or Transferee) which is organized outside the United States shall deliver to the Borrower two copies of either Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Lender (or Transferee) claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)) properly completed and duly executed by such Lender (or Transferee) establishing that such payment is totally exempt from, or is eligible for a reduced rate of, United States Federal withholding tax. Such forms shall be delivered by each Lender organized outside the United States on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Lender organized outside the United States shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Notwithstanding any other provision of this
Section 2.19(f), a Lender organized outside the United States shall not be required to deliver any form pursuant to this Section 2.19(f) that it is not legally able to deliver. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above to the extent that the obligation to pay such additional amounts existed on the date such Lender (or Transferee) became a party to this Agreement (or in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof, (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer) or (iii) an assignment, participation, transfer or designation made at the request of the Borrower; provided, however, the Borrower shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (f).

                  (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

                  SECTION 2.20. Termination or Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall fail to pay the Agent amounts due it pursuant to Section 2.05(i) or any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or Section 2.14, or the Borrower shall be required to make additional payments to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that
(i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                  SECTION 2.21. Lending Offices and Lender Certificates; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate lending office with respect to its Eurodollar Loans and Fixed Rate Loans to reduce any liability of the Borrower to such Lender under
Section 2.13 or to avoid the  unavailability  of Eurodollar  Loans under Section
2.10 or 2.14, so long as such designation is not disadvantageous to such Lender. A good faith certificate of a Lender setting forth a reasonable basis of computation and allocation of the amount due under Section 2.13 or 2.15 shall be final, conclusive and binding on the Borrower in the absence of manifest error. The amount specified in any such certificate shall be payable on demand after receipt by the Borrower of such certificate. The obligations of the Borrower under Sections 2.13 and 2.15 shall survive the payment of all amounts due under any Loan Document and the termination of this Agreement.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Corporate Existence and Standing. Each of the Borrower and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a material adverse effect on the Borrower or such Subsidiary.

                  SECTION 3.02. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder (collectively, the "Transactions"). The Transactions have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 3.03. No Conflict; Governmental Consent. None of the Transactions will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles or certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                  SECTION 3.04. Compliance with Laws; Environmental and Safety Matters. (a) The Borrower and the Subsidiaries have, to the best knowledge and belief of the Borrower, complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties.

                  (b) The Borrower and each Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Borrower nor any Subsidiary has received notice of any material failure so to comply. The Borrower's and the Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Borrower or any Subsidiary.

                  SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its (i) consolidated balance sheets, statements of income, changes in stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1995, audited by and accompanied by the opinion of Price Waterhouse LLP, independent public accountants, and (ii) its unaudited consolidated balance sheets and statements of income as of and for the fiscal quarters and the three-month period, six-month period and nine-month period ended March 31, 1996, June 30, 1996 and September 30, 1996 certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and the Consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  SECTION 3.06. No Material Adverse Change. No material adverse change in the business, properties, financial condition, prospects or results of operations of the Borrower and the Consolidated Subsidiaries has occurred since December 31, 1995.

                  SECTION 3.07. Ownership of Properties. On the date hereof, each of the Borrower and the Subsidiaries has good title, free of all Liens (other than those permitted by Section 6.02), to all of the properties and assets reflected in its financial statements as owned by it.

                  SECTION 3.08. Subsidiaries. Schedule 3.08 contains an accurate list of all of the joint ventures and Subsidiaries of the Borrower on November 30, 1996, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                  SECTION 3.09. Litigation; Contingent Obligations. Except as set forth in Schedule 3.09 or as disclosed in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission, (i) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Consolidated Subsidiary that (A) is required to be disclosed in any filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or (B) might materially adversely affect the business, properties, financial condition, prospects or results of operations of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents and (ii) neither the Borrower nor any Consolidated Subsidiary has any material contingent obligations.

                  SECTION 3.10. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default might have a material adverse effect on the consolidated business, properties, financial condition, prospects or results of operations of the Borrower and the Consolidated Subsidiaries or (b) any agreement or instrument evidencing or governing Indebtedness which default would allow the holders thereof to cause such Indebtedness to become due prior to its stated maturity, result in any mandatory repayment, prepayment or redemption thereof, or require that any offer be made to effect any repurchase or redemption thereof.

                  SECTION 3.11. Regulation U. Margin Stock constitutes less than 25% of those assets of the Borrower and the Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder.

                  SECTION 3.12. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

                  SECTION 3.14. Taxes. The Borrower and the Significant Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Consolidated Subsidiary, including without limitation all federal and state withholding taxes and all taxes required to be paid pursuant to applicable law, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens have been filed, and no claims are being asserted with respect to any such taxes (other than Liens and claims which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Borrower and the Consolidated Subsidiaries in respect of any taxes or other governmental charges are adequate.

                  SECTION 3.15. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  SECTION 3.16. Employee Benefit Plans. The Unfunded Liabilities of all Plans do not in the aggregate exceed $2,500,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred or is reasonably expected to occur with respect to any Plan and neither the Borrower nor any other member of the Controlled Group has (i) taken any steps to terminate any Plan, (ii) initiated any steps to withdraw from any Plan or (iii) incurred any Withdrawal Liability.

                  SECTION 3.17. No Undisclosed Dividend Restrictions. Except as set forth in Schedule 3.17 and except for limitations on the payment of dividends under applicable law, none of the Subsidiaries is subject to any agreement, amendment, covenant or understanding that directly or indirectly (through the application of financial covenants or otherwise) prohibits the ability of such entity to declare or pay dividends.


ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION  4.01.  All  Borrowings.   On  the  date  of  each
Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

                  (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                  (b) The representations and warranties set forth in Article III hereof (except, in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in Sections 3.06 and 3.09(i)) shall be true and correct on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02. Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder are subject to the satisfaction on the date hereof of the conditions set forth in Section 5 of the First Amendment to the Existing Credit Agreement.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

                  SECTION 5.01. Conduct of Business and Maintenance of Properties. (a) The Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep their properties material to the conduct of their business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.02. Insurance. The Borrower will, and will cause each Consolidated Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and customary with companies engaged in similar lines of business, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  SECTION 5.03. Compliance with Laws and Taxes. (a) The Borrower will, and will cause each Consolidated Subsidiary to, comply in all material respects with all laws (including, without limitation, ERISA, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (b) The Borrower will, and will cause each Significant Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                  SECTION 5.04. Financial Statements, Reports, etc. The Borrower will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with GAAP and will furnish to the Agent and each Lender:

                  (a) within 105 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period and related statements of income and changes in stockholders' equity and cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

                  (b) within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, unaudited consolidated balance sheets as at the close of each such period, consolidated statements of income and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

                  (c) together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                  (d) as soon as possible and in any event within 10 days after any Responsible Officer of the Borrower knows or has reason to know that (i) any Reportable Event has occurred with respect to any Plan,
         (ii) any Withdrawal Liability has been incurred with respect to any Multiemployer Plan or (iii) the Borrower or any member of the Controlled Group has received any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization within the meaning of Title IV of ERISA, a statement, signed by the chief financial officer of the Borrower, describing such Reportable Event, Withdrawal Liability or notice and the action which the Borrower proposes to take with respect thereto;

                  (e) as soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any person as a result of the release by the Borrower, any of the Subsidiaries, or any other person of any toxic or hazardous waste or substance into the environment or that all or any of its properties is subject to an Environmental Lien and (ii) any notice alleging any violation of any Federal, state or local environmental, health or safety law or regulation by the Borrower or any Subsidiary, which would, in the case of either of the preceding clauses (i) and (ii), have a material adverse effect upon the operations of the Borrower and the Consolidated Subsidiaries, taken as a whole;

                  (f) promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (g) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Consolidated Subsidiary files with the Securities and Exchange Commission or financial reports material to the interests of the Lenders or to the ability of the Borrower to perform its obligations under the Loan Documents; and

                  (h) such other information (including financial information) as the Agent or any Lender may from time to time reasonably request.

                  SECTION 5.05. Other Notices. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially adversely affect its business, properties or affairs or the ability of the Borrower to repay the Obligations.

                  SECTION 5.06. Access to Properties and Inspections. The Borrower will, and will cause each Consolidated Subsidiary to, permit the Agent and the Lenders to make reasonable inspections of the properties, corporate books and financial records of the Borrower and each Consolidated Subsidiary, to make reasonable examinations and copies of the books of accounts and other financial records of the Borrower and each Consolidated Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Consolidated Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided that (a) any inspection by any Lender shall be at such Lender's own expense and
(b) the Lenders shall coordinate the timing of their inspections through the Agent.

                  SECTION 5.07. Use of Proceeds. The Borrower will, and will cause each of the Subsidiaries to, use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans (a) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board including Regulation G, U or X or (b) to make any acquisition for which the board of directors of the target company has not given its consent or approval.


ARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender and the Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

                  SECTION 6.01. Indebtedness. (a) The Borrower will not permit any Subsidiary to incur, create or suffer to exist any Indebtedness, except:

                  (i) Indebtedness (secured by Liens) existing on November 30, 1996 and described in Schedule 6.01;

                  (ii) Indebtedness of the Subsidiaries incurred to finance all or a portion of the purchase price of assets acquired in the ordinary course of their businesses which Indebtedness is secured solely by a Lien on the assets being acquired provided that such Indebtedness would not cause a Default or an Event of Default under any other Section of this Agreement;

                  (iii) Attributable Debt permitted under Section 6.03;

                  (iv) other Indebtedness of the Subsidiaries not secured by any Liens and incurred in the ordinary course of business and refinancings thereof, in an aggregate principal amount at any one time outstanding not to exceed the greater of $25,000,000 and 10% of Consolidated Net Worth at such time, provided that such Indebtedness would not cause a Default or an Event of Default under any other Section of this Agreement; and

                  (v) Guarantees of the Obligations by any Subsidiary in favor of the Agent and the Lenders as required under paragraph (c) below.

             (b) The Borrower shall not incur, create or suffer to exist any Indebtedness ("Subordinated Indebtedness") that by its terms is subordinated in right of payment to any other indebtedness, unless the Obligations constitute senior indebtedness that is entitled, to the satisfaction of the Required Lenders, to the benefits of the subordination provisions of such Subordinated Indebtedness.

             (c) The Borrower will not permit (i) any Significant Subsidiary to Guarantee any Indebtedness of the Borrower or (ii) any Significant Subsidiary to Guarantee any Indebtedness Guaranteed by the Borrower, unless, in the case of each of the preceding clauses (i) and (ii), prior thereto such Significant Subsidiary shall have executed and delivered to the Agent, for the benefit of the Lenders, an unconditional Guarantee with respect to the Obligations satisfactory in form and substance to the Agent.

                  SECTION 6.02. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Environmental Lien securing clean-up costs or fines in excess of $10,000,000 in aggregate principal amount except for Environmental Liens that are being contested in good faith by appropriate proceedings and the enforcement of which is stayed. The Borrower shall at all times assure that any Liens on its assets (other than Liens permitted under clauses (a) through (f) and those specified in clause (g) below) shall be for the equal and ratable benefit of the Lenders and the Agent. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any other Lien in, of or on the property (now or hereafter acquired), or on any income or revenues or rights in respect of any thereof, of the Borrower or any Subsidiary, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due except for such Liens as are being contested in good faith by appropriate proceedings;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Consolidated Subsidiaries;

                  (e) Liens  existing on  November  30,  1996 and  described  in
         Schedule 6.02 hereto; provided that such Liens shall secure only those obligations that they secure on the date hereof;

                  (f) Liens, granted on property or assets solely to secure Indebtedness evidencing all or a portion of the purchase price of property or assets or any refinancing thereof provided that such Lien attaches only to the property or assets being acquired and that any such refinancing does not increase the aggregate principal amount of such Indebtedness but only to the extent that such Indebtedness would not result in a Default or an Event of Default under any other Section of this Agreement; and

                  (g) Liens, in addition to Liens permitted under the above clauses (a) through (f), on property or assets having on the date of determination an aggregate depreciated book value (determined in accordance with GAAP) that, when taken together with the aggregate amount of all Attributable Debt in connection with all Sale and Leaseback Transactions of the Borrower and the Subsidiaries (other than Sale and Leaseback Transactions consummated prior to the date hereof), does not exceed the greater of $10,000,000 and 10% of Consolidated Net Worth, so long as any such Liens on property or assets of the Borrower (as opposed to assets solely of the Subsidiaries) shall also be for the pari passu benefit of the Lenders as provided above; provided that any such Liens on real property of the Borrower which shall be included in the calculation above shall not be required to be for the pari passu benefit of the Lenders.

                  SECTION 6.03. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction");
provided that the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction if (a) at the time of such Transaction no Default or Event of Default shall have occurred and be continuing, (b) the proceeds from the sale of the subject property shall be at least equal to its fair market value on the date of such sale and (c) the aggregate amount of all Attributable Debt in connection with all Sale and Leaseback Transactions of the Borrower and the Subsidiaries (other than Sale and Leaseback Transactions consummated prior to the date hereof), when taken together with the depreciated book value (determined in accordance with GAAP) of all assets or property on which there shall exist any Liens pursuant to Section 6.02(g), does not exceed the greater of $10,000,000 and 10% of Consolidated Net Worth on any date of determination.

                  SECTION 6.04. Mergers, Consolidations and Transfers of Assets. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell assets in the ordinary course of business, and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration and (iii) the Borrower and the Subsidiaries may sell, transfer, lease or dispose of any capital stock of any Subsidiary or any assets out of the ordinary course of business having depreciated book values (determined in accordance with GAAP) that in the aggregate for all such capital stock or all such assets so disposed of during the term of this Agreement do not exceed the greater of $10,000,000 and 10%of Consolidated Net Worth on any date of determination to any other person.

                  SECTION 6.05. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than any Subsidiary), except that (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions which, taken as a whole, are not less favorable to the Borrower or such Subsidiary than would prevail in an arm's-length transaction with unrelated third parties.

                  SECTION 6.06. Certain Other Agreements. The Borrower will not, and will not permit any Subsidiary to (i) be bound by or enter into any agreement, amendment, covenant, understanding or revision to any agreement which directly or indirectly (through the application of financial covenants or otherwise) prohibits or restricts the ability of such Subsidiary to declare and pay dividends or make any loans or advances or any other distribution to the Borrower (except for limitations on the payment of dividends set forth in Schedule 3.17 or imposed by applicable law); or (ii) be bound by or enter into any agreement, indenture, contract, instrument, amendment or lease containing any covenant restricting the incurrence of Indebtedness or governing the Borrower's and the Subsidiaries' financial condition if such covenant is more restrictive than the analogous provision of this Agreement unless (A) the Borrower has delivered a copy of such document to the Agent not less than 10 Business Days prior to executing the same and (B) the Borrower enters into an amendment to this Agreement to add the more restrictive covenant or to conform the analogous provision of this Agreement to such more restrictive covenant.

                  SECTION 6.07. Certain Financial Covenants. The Borrower will not:

                  (a) permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters to be less than 3.50 to 1.00;

                  (b) permit Consolidated Net Worth at any time to be less than $350,000,000;

                  (c) permit the ratio of Consolidated Total Indebtedness to the sum of Consolidated Total Indebtedness and Consolidated Net Worth to exceed .45; or

                  (d) permit the assets of the Subsidiaries, other than the Significant Subsidiaries, to represent in the aggregate at any time more than 25% of Consolidated Total Assets.

                  SECTION 6.08. Margin Stock. The Borrower will not, nor will it permit any Subsidiary to, own or acquire Margin Stock such that at any time Margin Stock of the Borrower and its Subsidiaries represents more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis that are subject to Section 6.02 or Section 6.04.


ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made;

                  (b) nonpayment of principal of any Loan when due;

                  (c) nonpayment of interest upon any Loan or of any Fee or other Obligations (other than an amount referred to in (b) above) under any of the Loan Documents within five days after the same becomes due;

                  (d) the breach by the Borrower of any of the terms or provisions of Section 5.07 or in Article VI;

                  (e) the breach by the Borrower (other than a breach which constitutes an Event of Default under (a), (b), (c) or (d) above) of any of the terms or provisions of this Agreement which is not remedied within fifteen days after written notice from the Agent or any Lender;

                  (f) failure of the Borrower or any Subsidiary to pay any Indebtedness in excess of $10,000,000 in aggregate principal amount when due; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 in aggregate principal amount was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000, in aggregate principal amount was created or is governed, the effect of which is to cause the holder or holders of such Indebtedness or a trustee or other representative of such holders to cause such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $10,000,000 of the Borrower or any Subsidiary in aggregate principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

                  (g) the Borrower or any Specified Subsidiary shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this paragraph (g) or (vii) fail to contest in good faith any appointment or proceeding described in the following paragraph (h);

                  (h) without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Specified Subsidiary or any substantial part of its property, or a proceeding described in clause (v) of the preceding paragraph (g) shall be instituted against the Borrower or any Specified Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

                  (i) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all of the property of the Borrower or any Subsidiary or an amount of such property or assets having depreciated book values (determined in accordance with GAAP) that in the aggregate for all properties and assets so appropriated or taken during the term of this Agreement exceed 10% of Consolidated Net Worth on any date of determination;

                  (j) the Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $2,500,000 that is not stayed on appeal or otherwise being appropriately contested in good faith;

                  (k) the Unfunded Liabilities of all Plans shall exceed in the aggregate $2,500,000, or any Reportable Event shall occur in connection with any Plan or any Withdrawal Liability in excess of $1,250,000 shall be incurred with respect to any Multiemployer Plan or the Borrower or any member of the Controlled Group has received any notice concerning the imposition of Withdrawal Liability in excess of $1,250,000 or a determination that a Multiemployer Plan with respect to which the potential Withdrawal Liability of the Borrower or any member of the Controlled Group would exceed $1,250,000 is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA;

                  (l) a Change in Control shall have occurred; or

                  (m) the Borrower shall cease to own beneficially at least 80% of the outstanding voting securities of OTI or DST Realty, Inc.;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

                  Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, after consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $50,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

                  Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Total Commitment shall be terminated, the percentage it holds of the aggregate outstanding principal amount of the Loans) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

                  SECTION  9.01.  Notices.   Notices  and  other  communications
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, to it at 333 W. 11th St., Suite 500, Kansas City, Missouri 64105, Attention of the Vice President and Chief Financial Officer (Telecopy No. (816) 435-8630);

                  (b) if to the Agent, to it at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention of Paulina Allen (Telecopy No. (212) 623-8979);
         and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Standby Loans at the time owing to
it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 (and shall be an integral multiple of $1,000,000), (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance and a processing and recordation fee of $3,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Standby Loans and Competitive Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders.

                  (f) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders, provided that the participating banks or other entities shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such proposed assignee or participant shall execute a confidentiality agreement in the form of Exhibit E hereto.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower, shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agent or any Lender. The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify the Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or wilful misconduct of such Indemnitee and (ii) have not, in whole or in part, arisen out of or resulted from any act, or omission to act, of the Borrower or any of its Affiliates.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this
Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fees or the Utilization Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any person subsequently acquiring a Loan from it.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans made by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any other party or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its officers, directors, employees, agents, Affiliates and representatives to keep confidential and not to disclose) all Information (as defined below), except that such Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, advisors, agents, Affiliates and representatives as need to know such Information in connection with the servicing and protection of its interests in respect of its Loans and Commitments, the Loan Documents and the Transactions;
(ii) to the  extent  required  by  applicable  laws  and  regulations  or by any subpoena or similar legal process or requested by any Governmental Authority having jurisdiction over such Lender; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach by such Lender of this Agreement, (B) is generated by such Lender or becomes available to such Lender on a non-confidential basis from a source other than the Borrower or its Affiliates or the Agent, or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by the Borrower or its Affiliates or the Agent; (iv) as provided in Section 9.04(g); or (v) to the extent the Borrower shall have consented to such disclosure in writing. As used in this Section 9.16, "Information" shall mean the Confidential Memorandum and any other confidential materials, documents and information relating to the Borrower that the Borrower or any of its Affiliates may have furnished or made available or may hereafter furnish or make available to the Agent or any Lender in connection with this Agreement.

                  (b)  Each  Transferee  shall  be  deemed,   by  accepting  any
assignment  or  participation  hereunder,  to have  agreed  to be  bound by this
Section 9.16.


                  IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        DST SYSTEMS, INC.,
                                          by /s/Kenneth V. Hager
                                              Name:Kenneth V. Hager
                                              Title:Vice President and
                                                    Chief Financial Officer

                                        THE CHASE MANHATTAN BANK, individually
                                        and as Administrative Agent,
                                          by /s/Timothy J. Storms
                                              Name:Timothy J. Storms
                                              Title:Managing Director

                                        NATIONSBANK OF TEXAS, N.A.,
                                          by/s/Jeff Susman
                                              Name:Jeff Susman
                                              Title:Vice President


                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                          by/s/Hiroaki Nakamura
                                              Name:Hiroaki Nakamura
                                              Title:Joint General Manager


                                         THE LONG-TERM CREDIT BANK OF JAPAN, LTD
                                           by/s/Armund J. Schoen, Jr.
                                             Name:Armund J. Schoen, Jr.
                                             Title:Deputy General Manager

                                          UMB Bank, n.a.,
                                           by/s/Douglas F. Page
                                              Name:Douglas F. Page
                                              Title:Executive Vice President

                                   EXHIBIT A-1
                         FORM OF COMPETITIVE BID REQUEST



The Chase Manhattan Bank
as Agent for the Lenders referred to below, 1 Chase Manhattan Plaza
8th  Floor
New York, NY 10005
Attention:  Paulina Allen
[Date]


         Re:      Five-Year Agreement Referred to Below

Dear Sirs:

                  The undersigned, DST Systems, Inc. (the "Borrower"), refers to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit
Agreement"), among the Borrower, the Lenders named therein and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

                  (A)  Date of Competitive Borrowing
(which is a Business Day)

                  (B)  Principal Amount of
Competitive Borrowing 1/

                  (C)  Interest rate basis 2/

                  (D)  Interest Period and the last
day thereof 3/


                  Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                                   Very truly yours,

                                                   DST SYSTEMS, INC.,

                                                            by
                                                   Title:  [Responsible Officer]

PAGE>

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST

(Name of Bank]                                                          [Date]
[Address]

Attention:



         Re:      Five-Year Agreement Referred to Below

Dear Sirs:

                  Reference is made to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among DST Systems, Inc. (the "Borrower"), the Lenders named therein and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on , 19 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. 4/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing

(B)  Principal amount of
Competitive Borrowing

(C)  Interest rate basis

(D)  Interest Period and the last
day thereof



                                             Very truly yours,

                                             THE CHASE MANHATTAN BANK, as Agent,

by

Title:

                                   EXHIBIT A-3

                             FORM OF COMPETITIVE BID


The Chase Manhattan Bank
as Agent for the Lenders referred
to below,
1 Chase Manhattan Plaza
8th Floor
New York, NY 10005
Attention:  Paulina Allen


                                                                         [Date]


         Re:      Five-Year Agreement Referred to Below

Dear Sirs:

                  The undersigned, [Name of Bank], refers to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among DST
Systems, Inc. (the "Borrower"), the Lenders named therein and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on , 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:


                  (A)  Principal Amount 5/

                  (B)  Competitive Bid Rate 6/

                  (C)  Interest Period and last
day thereof

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                                              Very truly yours,

                                                              [NAME OF BANK],

by

Title:

                                   EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                        [Date]


The Chase Manhattan Bank
as Agent for the Lenders referred
to below,
1 Chase Manhattan Plaza
8th Floor
New York, NY 10005
Attention:  Paulina Allen


         Re:      Five-Year Agreement Referred to Below

Dear Sirs:

                  The undersigned, DST Systems, Inc. (the "Borrower"), refers to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit
Agreement"), among the Borrower, the Lenders named therein and The Chase Manhattan Bank, as Agent for the Lenders.

                  In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                        Fixed Rate/Margin                Lender

            $                           [%]/[+/-.  %]
            $

We hereby reject the following bids:

Principal Amount                        Fixed Rate/Margin                Lender

            $                           [%]/[+/-.  %]
            $

           The $ should be deposited in The Chase Manhattan Bank account number
[          ] on [date].


                                                              Very truly yours,

                                                              DST SYSTEMS, INC.,

by

Name:
Title:

                                   EXHIBIT A-5

                        FORM OF STANDBY BORROWING REQUEST


The Chase Manhattan Bank
as Agent for the Lenders referred
to below,
1 Chase Manhattan Plaza
8th Floor
New York, NY 10005
Attention:  Paulina Allen

                                                                          [Date]


         Re:      Five-Year Agreement Referred to Below

Dear Sirs:

                  The undersigned, DST Systems, Inc. (the "Borrower"), refers to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit
Agreement"), among the Borrower, the Lenders named therein and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

                  (A)  Date of Standby Borrowing
(which is a Business Day)

                  (B)  Principal Amount of
 Standby Borrowing 7/

                  (C)  Interest rate basis 8/

                  (D)  Interest Period and the last
day thereof 9/

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and
(c) of the Credit Agreement have been satisfied.

                                                     Very truly yours,

                                                     DST SYSTEMS, INC.,

by

Title: [Responsible Officer]

                                    EXHIBIT B

The Chase Manhattan Bank
1 Chase Manhattan Plaza, 8th Floor
New York, NY 10005
212-623-9329
212-623-8979 (Fax)
Telex: 353008 ABSC NYK


                                       ADMINISTRATIVE QUESTIONNAIRE

                                             DST SYSTEMS, INC.

Please accurately complete the following information and return via FAX to the attention of Paulina Allen at The Chase Manhattan Bank as soon as possible.

FAX Number:  212-623-8979

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:

CONTACTS/NOTIFICATION METHOD:
CREDIT CONTACTS:
Primary Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

Backup Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

TAX WITHHOLDING:
         Non Resident Alien  __________ Y*     __________  N
         * Form 4224 Enclosed

         Tax ID Number  ___________________________________________

CONTACTS/NOTIFICATION METHOD:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

BID LOAN NOTIFICATION:

Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account, if applicable:
Account Number:
Additional Information:

MAILINGS:
Please specify who should receive financial information:
Name:
Street address:
City, State, Zip Code:

It is very important that all of the above information is accurately filled in and returned promptly. If you have any questions, please call Paulina Allen at 212-623-8979.

                                    EXHIBIT C


                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (the "Credit Agreement"), among DST Systems, Inc., a Delaware corporation (the "Borrower"), the lenders named therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iii) a processing and recordation fee of $3,000.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment):

                             Percentage Assigned of
                       Facility/Commitment (set forth, to
               Principal Amount assigned at least 8 decimals, as a
         (and identifying information percentage of the Facility and the as to individual Competitive aggregate Commitments of all
                      Facility Loans) Lenders thereunder)

Commitment Assigned:
              $                                                         %

Standby Loans:

Competitive Loans:


The terms set forth above and on the reverse side hereof are hereby agreed to:
                                                        Accepted */


, as Assignor      THE CHASE MANHATTAN BANK, as agent

By:                                                     By:
Name:                                                   Name:
Title:                                                  Title:


, as Assignee      DST SYSTEMS, INC.,


By:                                                     By:
Name:                                                   Name:
Title:                                                  Title:

--------------------

 */  To be completed only if consents are required under Section 9.04(b).

                                    EXHIBIT D


                                    [FORM OF]

                             COMPLIANCE CERTIFICATE



To:      The Lenders party to the
         Credit Agreement described below


                  This Compliance Certificate is furnished pursuant to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996 (the "Agreement"), among DST Systems, Inc. (the "Borrower"), the Lenders party thereto and The Chase Manhattan Bank, as Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings assigned to them in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected chief financial officer of the Borrower;

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The form attached hereto sets forth financial data and computations evidencing the Borrower's and the Subsidiaries' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

                  4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below:

                  [Describe the exceptions by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event]

                  The foregoing certifications, together with the computations required by the Credit Agreement attached hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this day of , 19.





                                                     Name:
                                                     Title:

                                    EXHIBIT E

               [Letterhead of Prospective Assignee or Participant]

                                    [FORM OF]

                            CONFIDENTIALITY AGREEMENT

                                                                        [Date]


The Chase Manhattan Bank
1 Chase Manhattan Plaza
8th Floor
New York, NY 10005
Attention:  Paulina Allen


                                             DST Systems, Inc.
                                         Confidentiality Agreement

Dear Sirs:

                  In connection with our possible acquisition of an interest in the credit facility (the "Facility") established by the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of December 30, 1996, among DST Systems, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Agent, you, the Borrower or any Lender may furnish us with confidential documents, materials and information (the "Information") relating to the Borrower.

                  We agree to keep confidential and not to disclose (and to cause our officers, directors, employees, agents, Affiliates and representatives to keep confidential and not to disclose) and, at the request of you or the Borrower, promptly to return or destroy, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose Information (i) to such of our officers, directors, employees, agents, Affiliates and representatives as need to know such Information in connection with such acquisition; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority having jurisdiction over us; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach by us of this letter, (B) is generated by us or becomes available to us on a nonconfidential basis from a source other than you, the Borrower or any Lender or (C) was available to us on a nonconfidential basis prior to its disclosure to us by you, the Borrower or any Lender; or (iv) to the extent the Borrower shall have consented in writing to such disclosure.

                  Notwithstanding anything to the contrary contained above, we shall be entitled to retain all Information to use for the administration of our interests and the protection of our rights under the Facility.

                  The Borrower shall be a third party beneficiary of this Agreement.

                                        Very truly yours,

                                        [Name of potential participant/assignee]

                                           by
                                              Name:
                                              Title:

                                  SCHEDULE 2.01
                                       DST


                                        Contact Person and Telephone
Name and Address of Lender              Telecopy Numbers            Commitment
The Chase Manhattan Bank                Jon R. Hinard               $35,000,000
Domestic and LIBOR Office:              Fax:     (312) 807-4077
                                        Tel:     (312) 807-4046
10 South La Salle Street, Suite 2300
Chicago, IL 60603

NationsBank of Texas, N.A.              Perry B. Stephenson         $25,000,000
Domestic and LIBOR Office:              Tel:     (214) 508-0913
                                        Fax:     (214) 508-0980
901 Main Street, 67th Floor
Dallas, TX 75202-3748

The Industrial Bank of Japan, Limited   Steven Ryan                 $15,000,000
Domestic and LIBOR Office:              Tel:     (312) 855-6251
-------------------------
                                         Fax:     (312) 855-8200
227 West Monroe, Suite 2600
Chicago, IL 60606

The Long-Term Credit Bank
of Japan, Ltd.                          Armund J. Schoen, Jr.       $15,000,000
Domestic and LIBOR Office:              Tel:     (312) 704-5479
-------------------------
                                        Fax:     (312) 704-8505
190 South La Salle Street, Suite 800
Chicago, IL 60603

UMB Bank, n.a.                          Douglas Page                $15,000,000
Domestic and LIBOR Office:              Tel:     (816) 860-7103
-------------------------
                                        Fax:     (816) 860-7143
1010 Grand Avenue
Kansas City, MO 64106

Total Commitment                                                   $105,000,000









                                            SCHEDULE 3.08
                                                 TO
                                        AMENDED AND RESTATED
                                  FIVE-YEAR COMPETITIVE ADVANCE AND
                                 REVOLVING CREDIT FACILITY AGREEMENT

                                    Dated as of November 30, 1996

                                            SUBSIDIARIES

----------------------------------------------------- ------------------------------------------------- -------------------
                       Name                                     Owner                 Percent of          Jurisdiction of
                                                                                       Ownership              Ownership
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Belvedere Financial Systems, Inc.                     DST Systems, Inc.                    100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
C&T Acquisition, Ltd.                                 DST Systems, Inc.                    100%         United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DBS Systems Corporation                               DST Systems, Inc.                     80%          North Carolina
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DST International Limited                             DST Systems, Inc.                     100%         United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   DST Clarke & Tilley Pty. Ltd.                      DST International Limited             100%         Australia
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   DST International (South Africa) (Pty) Ltd.        DST International Limited             100%         South Africa
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   DST International (Singapore) Pte. Limited         DST International Limited             100%         Singapore
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   DST International Pty Limited                      DST International Limited             100%         Australia
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   DST International (Hong Kong) Ltd.                 DST International Ltd. - Australia    99.9%         Hong Kong
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   Portfolio Management Software Limited              DST International Ltd. - Australia     100%         United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
   Portfolio Management Software (South               DST International Ltd. - Australia     87.5%         South Africa
Africa) (Proprietary) Limited
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         DST International (NZ) Limited               DST International Limited               100%         New Zealand
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         European Financial Data Services Limited     DST International Limited                50%         United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  EFDS U.K.                           European Financial Data Services Limited 100%        United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         HiPortfolio Limited                          DST International Limited                100%        United Kingdom
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DST Realty, Inc.                                      DST Systems, Inc.                        100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Board of Trade Building, Inc.                DST Realty, Inc.                         100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         DST Key West, Inc.                           DST Realty, Inc.                         100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  KW Beach Suites Limited Partnership DST Key West, Inc.                                   Florida
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Eleventh Street Corridor Development         Corporation       DST Realty, Inc.        100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         First President Corporation                  DST Realty, Inc.                          100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Hillside Properties Corporation              DST Realty, Inc.                          100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Infra-Park, Inc.                             DST Realty, Inc.                          100%        Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                                Name                             Owner                   Percent of        Jurisdiction of
                                                                                          Ownership           Ownership
----------------------------------------------------- ------------------------------------------------- -------------------
---------------------------------------------------- -------------------------------------------------- -------------------
         Jefferson Building Corporation               DST Realty, Inc.                          100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Lewis Realty Corporation                     DST Realty, Inc.                          100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Midwest Realty Corporation                   DST Realty, Inc.                          100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         National Realty Partners, Inc.               DST Realty, Inc.                          100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Palmetto Development, Inc.                   DST Realty, Inc.                          100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  Ocean Lagoon Associates             Palmetto Development, Inc.                             Virginia
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Winchester Business Center, Inc.             DST Realty, Inc.                          100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DST Securities, Inc.                                  DST Systems, Inc.                         100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DST Systems International B.V.                        DST Systems, Inc.                         100%         Netherlands
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
DST Technologies, Inc.                                DST Systems, Inc.                         100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Output Technologies, Inc.                             DST Systems, Inc.                         100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies Central Region, Inc.     Output Technologies, Inc.                 100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies Eastern Region, Inc.     Output Technologies, Inc.                 100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         MGI Output Technologies Incorporated         Output Technologies Eastern Region, Inc.  100%         New York
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies of Illinois, Inc.        Output Technologies, Inc.                 100%         Illinois
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies SRI Group, Inc.          Output Technologies, Inc.                 100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies Phoenix Litho            Output Technologies SRI Group, Inc.       100%         Missouri
         Group, Inc.
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies Summit Development      Corporation       Output Technologies, Inc.100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies Western Region, Inc.     Output Technologies, Inc.                 100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Output Technologies of California, Inc.      Output Technologies Western Region, Inc.  100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         3192491 Canada Inc.                          Output Technologies, Inc.                 100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Xebec Imaging Services, Inc.                 3192491 Canada Inc.                       100%       of Common Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
VCS Systems, Inc.                                     DST Systems, Inc.                         100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
1026459 Ontario Inc.                                  DST Systems, Inc.                         100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Corfax Benefit Systems Ltd.                  1026459 Ontario Inc.                      100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  Corfax Information Systems Ltd.     Corfax Benefit Systems Ltd.               100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------





                                              JOINT VENTURES

----------------------------------------------------- ------------------------------------------------- -------------------
                                Name                      Owner                        Percent of         Jurisdiction of
                                                                                        Ownership             Ownership
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Argus Health Systems, Inc.                            DST Systems, Inc.                          50%          Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Argus Computing, Inc.                        Argus Health Systems, Inc.                 100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         National Center for Controlled Prescription  Argus Health Systems, Inc.                 100%         Delaware
         Monitoring, Inc.
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Rx Data, Inc.                                Argus Health Systems, Inc.                 100%         Delaware
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Boston Financial Data Services, Inc.                  DST Systems, Inc.                          50%          Massachusetts
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         CFDS Limited                                 Boston Financial Data Services, Inc.       100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  CFDS Investor Services Limited      CFDS Limited                               100%         Canada
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         European Financial Data Services, S.A.       Boston Financial Data Services, Inc.       100%         Luxembourg
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         National Financial Data Services, Inc.       Boston Financial Data Services, Inc.       100%         Massachusetts
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Broadway Square Partners                              DST Realty, Inc.                           50%          Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
MC Realty, Inc.                                       DST Realty, Inc.                           50%          Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         MC Real Estate Services, Inc.                MC Realty, Inc.                            100%         Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Talisman Services International B.V.                  DST Systems, Inc.                          50%          Netherlands
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Talisman Services Limited                    Talisman Services International B.V.       100%         England
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  DST Systems International Belgium   Talisman Services Limited                  100%         Belgium
S.A.
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
                  Emfisys Limited                     Talisman Services Limited                  100%         England
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
         Talisman Services SARL                       Talisman Services International B.V.       100%         Switzerland
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------
Winchester Venture II                                 DST Realty, Inc.                           50%          Missouri
----------------------------------------------------- ------------------------------------------------- -------------------
----------------------------------------------------- ------------------------------------------------- -------------------

----------------------------------------------------- ------------------------------------------------- -------------------












                                  SCHEDULE 3.09
                                       TO
                         AMENDED AND RESTATED FIVE-YEAR
                             COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT

                          Dated as of December 30, 1996



                       LITIGATION; CONTINGENT OBLIGATIONS

On December 3, 1996, a Consolidated Subsidiary, Corfax Benefit Systems Ltd ("Corfax"), was served with a counterclaim in a suit earlier filed by Corfax against Fiducie Desjardins Inc., Court File No. 96-CU-109132 pending in Ontario Court (General Division). The amount of the counterclaim is CDN $5,285,000. Corfax's counsel is currently reviewing the counterclaim. The Borrower does not believe that the counterclaim when resolved will materially adversely affect the business, properties, financial condition, prospects or results of operations of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

                                  SCHEDULE 3.17
                                       TO
                         AMENDED AND RESTATED FIVE-YEAR
                             COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT

                          Dated as of December 30, 1996



                              DIVIDEND RESTRICTIONS



                                      None

     1/ Not less than $5,000,000 (and in integral multiples $1,000,000) or greater than the Total Commitment then available.

     2/ Eurodollar Loan or Fixed Rate Loan.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

     4/ The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

     5/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

     6/ LIBO Rate + or - %, in the case of Eurodollar Loans or %, in the case of Fixed Rate
     -
Loans.

     7/ Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

     8/ Eurodollar Loan or ABR Loan.

     9/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

DST SYSTEMS, INC.
And Consolidated Subsidiaries


------------------------------------------------------------------------------------------------------------------------------------
Original                                                                                                            Indebtedness
Date Of                                                                                               Maturity         Balance
Transaction        Indebtedness Agreement Description                                                   Date         11/30/1996
------------------------------------------------------------------------------------------------------------------------------------

SECURED DEBT
                   DST SYSTEMS, INC
01/94              Boatmen's First National Bank- Term note      Amdahl CPU-first lien              1/97                   $708,821
12/94              IBM Credit Corp.- Term notes                  IBM CPU-first liens                12/97                13,340,664
01/94              Mercantile Bank- Term note                    EDP Equipment, first lien          1/97                    806,662
06/90              Northwestern Mutual- Term note                Winchester Data Center, first mortg5/05                 23,815,569
                   Total DST Systems, Inc                                                                                38,671,716

                   DST REALTY, INC
10/94              Great Southern Life                           Real Estate, Centennial- first mort11/06                 7,551,331
12/94              Great Southern Life                           Real Estate, 2450 Summit- first mor1/07e                 2,449,112
12/95              Farm Bureau                                   Real Estate, Skelly                12/05                 1,888,600
04/90              Charter American Mortgage                     Real Estate, 2500 Summit- first mor6/99e                   675,823
                   Total DST Realty, Inc                                                                                 12,564,866

                   OUTPUT TECHNOLOGIES, INC
06/96              Xerox-St. Louis                               EDP Equipment, Capital Lease       10/99                   129,998
04/94              Bell & Howell                                 EDP Equipment, Capital Lease       11/96                         3
01/95              Xerox                                         Production Equipment, Capital Lease02/98                     4,318
12/95              Gateway                                       Production Equipment, Capital Lease12/98                    44,045
10/88              Xerox                                         EDP Equipment, Capital Lease       10/97                         2
VARIOUS            Capital Leases                                Capital Leases (Various)           VARIOUS                   4,410
                   Total Output Technologies, Inc                                                                           182,776

                   BELVEDERE FINANCIAL SYSTEMS, INC
04/89              Tucker Leasing                                Capital Lease                      3/98                     55,024

                   CORFAX BENEFIT SYSTEMS
05/88              Capital Lease                                 Capital Lease                      12/97                   466,917
                                                                                                                  ------------------

                   Total DST Consolidated Secured Indebtedness                                                          $51,941,299
                                                                                                                  ==================

UNSECURED DEBT
                   DST
5/95               Chase Manhattan                               Unsecured promissory note          5/98                $30,000,000
1/94               Boatmen's First National Bank                 Line of Credit                     08/97                19,154,000

                   DSTR
4/92               Key West Note - Striker                       Unsecured promissory note                                   81,225

                   DST INTERNATIONAL
6/93               Acquisition Debentures                        Unsecured promissory note          6/97                  2,075,588
                   Acquisition Notes                             Unsecured promissory note          2/97                  1,959,000

                   CORFAX
1/94               Royal Bank of Canada                          Short Term Note                    12/96                   329,489
                                                                                                                  ------------------

                   Total Unsecured Debt                                                                                 $53,599,302
                                                                                                                  ==================

OTHER INDEBTEDNESS
                   DST
12/95              20% of DBS Common Stock                       Put option by minority shareholdersOption of the        $6,000,000
                   Held by minority shareholders                                                    minority
                                                                                                    shareholders

                   Total Other Indebtedness                                                                              $6,000,000
                                                                                                                  ==================

TOTAL INDEBTEDNESS                                                                                                     $111,540,601
                                                                                                                  ==================
